FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                October 21, 1997
                         -------------------------------
                                 Date of Report
                        (Date of earliest event reported)



                        Metric Income Trust Series, Inc.
                        --------------------------------
                          (Exact name of registrant as
                            specified in its charter)




                   0-18294          California          94-3087630
                   -------          ----------          ----------
                (Registration     (State or Other     (IRS Employer
                     File         Jurisdiction of     Identification
                    Number)        Incorporation)         Number)






           One California Street, San Francisco, California 94111-5415
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:

                                 (415) 678-2000

                    (800) 347-6707 Watts line for all states

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

(a) The Registrant was organized to acquire, hold for investment, manage, and ultimately sell income-producing real properties and investments in securities. In the normal course of its business, the registrant sold the Haverty's Furniture Store, located in Plano, Texas, on October 21, 1997.

TERMS OF ORIGINAL ACQUISITION

On December 22, 1994 the Registrant acquired Haverty's Furniture Store in Plano, Texas for $4,083,000 including acquisition fees and other miscellaneous closing costs. An additional $3,000 of costs were capitalized subsequent to acquisition.

TERMS OF DISPOSITION AND FINANCING

The Registrant sold Haverty's Furniture Store on October 21, 1997. The net sales price was $4,425,000. After payment of estimated expenses of sale, the proceeds to the Registrant approximated $4,231,000.

CARRYING AMOUNT AT DATE OF SALE

The carrying amount of the land and improvements approximated $3,822,000 and $3,869,000 on a book basis and tax basis, respectively.


GAIN ON SALE

The gain recognized on the sale approximated $409,000 and $362,000 on a book basis and tax basis, respectively.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial statements
         Not applicable.

(b)      Pro Forma Financial Information
         Not applicable.

(c)      Exhibits.
         Upon their receipt, Registrant will amend its Form 8-K to include the disposition documents for Haverty's Furniture Store.

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            METRIC INCOME TRUST SERIES, INC.,
                                            a California Corporation


                                            By:      /s/ William A. Finelli
                                                     ---------------------------
                                                     William A. Finelli
                                                     Chief Financial Officer


                                            Date:          November 3, 1997
                                                     ---------------------------